AS FILED WITH THE COMMISSION ON JULY 25, 1996
                                                   REGISTRATION NO. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------

                               GATEWAY 2000, INC.
             (Exact name of registrant as specified in its charter)



          DELAWARE                                     42-1249184
(STATE OR OTHER JURISDICTION OF             (I.R.S. EMPLOYER IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)





                                610 Gateway Drive
                      North Sioux City, South Dakota 57049

               (Address of principal executive offices) (zip code)



             Gateway 2000, Inc. 1996 Long-Term Incentive Equity Plan Gateway 2000, Inc. 1996 Non-Employee Directors Stock Option Plan


                            (Full title of the plans)

                            William M. Elliott, Esq.
              Senior Vice President, General Counsel and Secretary
                                610 Gateway Drive
                      North Sioux City, South Dakota 57049

                     (Name and address of agent for service)

                                 (605) 232-2000
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES           AMOUNT TO BE       PROPOSED MAXIMUM OFFERING  PROPOSED MAXIMUM AGGREGATE     AMOUNT OF
TO BE REGISTERED (1)          REGISTERED (1)     PRICE PER SHARE (2)        OFFERING PRICE (2)             REGISTRATION FEE

Common Stock, $.01 par value  6,700,000 shares         $33.9375              $227,381,250                  $78,407.32


(1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the amount of the registration fee based upon the average of the high and low sales prices reported per share of the Common Stock on the Nasdaq National Market on July 23, 1996, which was $33.9375.






                                     PART I.

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS


         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II


               INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

ITEM 3.  CORPORATION OF DOCUMENTS BY REFERENCE

         Gateway 2000, Inc. (the "Company") hereby incorporates the following documents herein by reference:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1995;

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;

         (c) All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or after December 31, 1995; and

         (d) The description of the Company's Common Stock, $.01 par value (the "Common Stock"), contained in the registration statement filed by the Company on November 3, 1993, as amended on September 16, 1994, on Form 8-A under Section 12 of the Exchange Act including any subsequent amendment or any report or other filing with the Securities and Exchange Commission updating such description.

         In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         None.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Reference is made to Section 145 of the General Corporation Law of the State of Delaware which provides for indemnification of directors and officers.

         Under its Certificate of Incorporation and Bylaws, the Company will, to the full extend permitted by the General Corporation Law of the State of Delaware, indemnify each person made or threatened to be made a party to any civil, criminal or investigative action, suit or proceeding by reason of the fact that such person is or was a director, officer or employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Company's Certificate of Incorporation and Bylaws state that the indemnification provided therein is not exclusive. The Company has also entered into an Indemnification Agreement with each director and certain officers which provides that the Company will indemnify the director or officer in connection with any such actions, suits or proceedings.

         The Company has in force an insurance policy under which its directors and officers are insured, within the limits and subject to the limitations in the policy, against certain expenses in connection with the defense of such actions, suits or proceedings to which they are parties by reason of being or having been directors or officers.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.


ITEM 8.  EXHIBITS

         4.1      Gateway 2000, Inc. 1996 Long-Term Incentive Equity Plan

         4.2 Form of Agreement with respect to the Gateway 2000, Inc. 1996 Long-Term Incentive Equity Plan

         4.3      Gateway 2000, Inc. 1996 Non-Employee Directors Stock Option
                  Plan

         4.4 Form of Agreement with respect to the 1996 Non-Employee Directors Stock Option Plan

         4.5 Specimen Certificate for the Company's Common Stock, par value $.01 per share (filed as Exhibit 4.1 to Amendment No. 2 the Company's Registration Statement on Form S-1 (No. 33-70618) and incorporated herein by reference)

         5.1      Opinion of Winston & Strawn

         23.1     Consent of Coopers & Lybrand L.L.P.

         23.2 Consent of Winston & Strawn (included in their opinion filed as Exhibit 5.1)

         24.1     Powers of Attorney (included on the signature page hereof)


ITEM 9.  UNDERTAKINGS

         (a) The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Company hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of the annual report of the employee benefit plans pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.






                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Sioux City, South Dakota as of the 25th day of July, 1996.

                                           GATEWAY 2000, INC.

                                           By:/s/ David J. McKittrick
                                                  David J. McKittrick
                                                  Senior Vice President, Chief
                                                  Financial Officer
                                                  and Treasurer

                  Each person whose signature appears below constitutes and appoints David J. McKittrick and William M. Elliott, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                             Title                                Date
/s/ Theodore W. Waitt                 Chairman of the Board and            July 25, 1996
Theodore W. Waitt                     Chief Executive Officer
                                      (Principal Executive Officer)
                                      and Director

/s/ Richard D. Snyder                 President and Chief Operating        July 25, 1996
Richard D. Snyder                     Officer and Director

/s/ David J. McKittrick               Senior Vice President, Chief         July 25, 1996
David J. McKittrick                   Financial Officer and Treasurer
                                      (Principal Financial Officer and
                                      Principal Accounting Officer)

________________________________      Director
Charles G. Carey

/s/ James W. Cravens                  Director                             July 25, 1996
James W. Cravens

/s/ George H. Krauss                  Director                             July 25, 1996
George H. Krauss

/s/ Douglas L. Lacey                  Director                             July 25, 1996
Douglas L. Lacey

________________________________      Director
James F. McCann



        EXHIBIT
        NUMBER                                         DESCRIPTION


         4.1      Gateway 2000, Inc. 1996 Long-Term Incentive Equity Plan

         4.2 Form of Agreement with respect to the Gateway 2000, Inc. 1996 Long-Term Incentive Equity Plan

         4.3      Gateway 2000, Inc. 1996 Non-Employee Directors Stock Option
                  Plan

         4.4 Form of Agreement with respect to the 1996 Non-Employee Directors Stock Option Plan

         4.5 Specimen Certificate for the Company's Common Stock, par value $.01 per share (filed as Exhibit 4.1 to Amendment No. 2 the Company's Registration Statement on Form S-1 (No. 33-70618) and incorporated herein by reference)

         5.1      Opinion of Winston & Strawn

         23.1     Consent of Coopers & Lybrand L.L.P.

         23.2 Consent of Winston & Strawn (included in their opinion filed as Exhibit 5.1)

         24.1     Powers of Attorney (included on the signature page hereof)